UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

TITAN MACHINERY INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer
Identification No.)

644 East Beaton Drive, West Fargo ND 58078-2648

(Address of Principal Executive Offices)  (Zip Code)

(701) 356-0130

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of Titan Machinery Inc. (the “Company”) was held on May 30, 2013. The votes cast with respect to each item of business properly presented at the meeting are as follows:

Proposal No. 1 — The stockholders elected each of the three Class III nominees to the Board of Directors for a three-year term.

	For	Withheld
John Bode	13,775,326	3,105,889

Stanley Dardis	16,528,284	352,931

David Meyer	16,064,273	816,942

Proposal No. 2 — The stockholders adopted the non-binding resolution approving the compensation of the Company’s Named Executive Officers as described in the Company’s 2013 Proxy Statement.

For	16,600,908

Against	130,968

Abstain	149,339

Proposal No. 3 —The stockholders did not approve the Company’s 2013 Equity Incentive Plan.  Under Delaware law, a proposal must receive the affirmative vote of a majority of the shares present and entitled to vote.  Shares voted “Abstain” had the same effect as votes against the proposal.

For	8,384,676

Against	8,163,921

Abstain	332,618

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 4, 2013

TITAN MACHINERY INC.

By	/s/ Mark P. Kalvoda
Mark P. Kalvoda
Chief Financial Officer